UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 6, 2011
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-34404 (Commission file number)	75-0970548 (I.R.S. employer identification number)

508 W. WALL, SUITE 800
MIDLAND, TEXAS (Address of principal executive offices)	79701 (Zip code)
Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On September 6, 2011, Dawson Geophysical Company (“Dawson”) and TGC Industries, Inc. (“TGC”) issued a joint press release announcing that the Antitrust Division of the United States Department of Justice has closed its investigation without taking any action and that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has been granted in connection with Dawson’s previously announced proposed acquisition of TGC. Accordingly, the condition to the proposed acquisition of TGC relating to the expiration or termination of the HSR Act waiting period has been satisfied.
     A copy of the joint press release is included herein as Exhibit 99.1 and is incorporated by reference herein.
* * *
     Important Information For Investors and Shareholders
      This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Subject to the terms of the merger agreement between Dawson and TGC (as amended, the “Merger Agreement”), the transactions contemplated by the Merger Agreement, including the proposed merger and the proposed issuance of Dawson common stock in the merger, will, as applicable, be submitted to the shareholders of Dawson and TGC for their consideration. Dawson has filed with the Securities and Exchange Commission (“SEC”) Amendment No. 3 to its registration statement on Form S-4 (commission file number 333-174843) that includes a preliminary joint proxy statement/prospectus regarding the proposed merger. After the registration statement has been declared effective by the SEC and subject to the terms of the Merger Agreement, Dawson and TGC will mail the definitive joint proxy statement/prospectus to their respective shareholders. Dawson and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DAWSON AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may currently obtain free copies of the joint proxy statement/prospectus filed on June 10, 2011 and amended on July 20, 2011, August 8, 2011 and August 29, 2011, and will be able to obtain free copies of any further amendments to the joint proxy statement/prospectus as well as other documents containing important information about Dawson and TGC, through the website maintained by the SEC at www.sec.gov. Dawson and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact Dawson at (432) 684-3000 or TGC at (972) 881-1099 to receive copies of documents that each company files with or furnishes to the SEC.

     Participants in the Proxy Solicitation
     Dawson, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Dawson and TGC in connection with the proposed transactions. Information about the directors and officers of Dawson is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its Amendment No. 1 to Annual Report on Form 10-K/A, which was filed with the SEC on April 15, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Press release dated September 6, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: September 6, 2011	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated September 6, 2011.